EXHIBIT 1
                            ARTICLES OF INCORPORATION
                                       OF
                      COMPOSITE TAX-EXEMPT BOND FUND, INC.


     KNOW ALL MEN BY THESE PRESENTS: That the undersigned being of legal age and a citizen of the United States of America and the State of Washington, does this day form a corporation under the general laws of the State of Washington, and does hereby make, certify, execute, acknowledge and deliver the following Articles of Incorporation:

                                    ARTICLE I

                                      NAME

                     The name of this corporation shall be:

                      COMPOSITE TAX-EXEMPT BOND FUND, INC.

                                   ARTICLE II

                                    PURPOSES

     The general nature of the business of this corporation and the objects and purposes proposed to be transacted, promoted and carried on by the corporation are as follows:

     A. To conduct and carry on the business of an investment company, and to exercise all powers necessary and appropriate to the conduct of such operations.

     B. To invest and reinvest the property and assets of the corporation in securities of different types and classes, including, without in any way limiting the generality thereof, tax-exempt bonds, stocks, bonds, notes, debentures, and certificates of interest or participation, and in other personal property without limitation or restriction except for such specific restrictions as are hereinafter set forth and as may be adopted from time to time by the Board of Directors.

     C. To act as financial or fiscal agent for any person, firm, or corporation and as such to manage, control, and deal with, in any and every way whatsoever, the property, holdings, investments, and business interests thereof.

     D. To endorse, guarantee, or undertake the performance of any obligation, contract, or engagement of any other corporation, or other party, if the corporation is interested in such obligation, contract, or engagement.

     E. To purchase, retire, redeem, hold, sell, reissue, transfer, and otherwise deal in, shares of its own capital stock; and to apply to such purchase, retirement, or redemption, and funds or property of the corporation, whether capital, capital surplus, earned surplus, or otherwise, as may be permitted by law.

     F. To engage in any lawful act or activity for which corporations may be organized under the general corporation laws of the State of Washington and to conduct and carry on its business in any other states, territories or foreign countries.

     G. To do any and all of the acts herein set forth or implied and such other acts as are incidental or conducive to the attainment of the objects and purposes of the corporation; and to do any and all such acts either as principal or in the capacity of agent, broker, representative, or otherwise.

                                   ARTICLE III

                      REGULATION OF THE INTERNAL AFFAIRS OF
                                 THE CORPORATION

A. Preemptive Rights.

     No shareholder of the corporation shall have any prior, preemptive or other preferential right to subscribe to, purchase, or otherwise acquire any share(s) of stock of the corporation, whether now or hereafter authorized, and whenever issued, and the Board of Directors may issue capital stock of the corporation for cash or other lawful consideration without offering the same either in whole or in part to shareholders.

B. Net Asset Value for Sales.

     The Board of Directors from time to time may issue and sell the authorized shares of the corporation in accordance with the then applicable provisions of the Investment Company Act of 1940 and the rules promulgated thereunder. Upon all sales of stock or fractional shares of the corporation, whether upon original issue or from treasury stock, the corporation shall receive not less than the net asset value thereof, as that term may be defined by the provisions of the Investment Company Act of 1940 and the rules promulgated thereunder, in effect at the time of sale.

C. Purchase or Redemption at Net Asset Value.

     Any owner of stock of the corporation desiring to dispose of all or any part thereof may present the same to the corporation by depositing with the corporation the certificate or certificates thereof or a delivery undertaking satisfactory to the corporation or as to any unissued but fully paid for shares or fractional shares, other evidence of assignment and transfer of the ownership of stock in the corporation satisfactory to the corporation, and the corporation, to the full extent to which the corporation at the time of purchase may legally do so under the laws of the State of Washington, shall purchase the stock so presented at the net asset value thereof.

D. Determination of Net Asset Value.

     The Board of Directors shall have the power and duty to determine from time to time the net asset value per share of the outstanding shares of the corporation. Such power may be delegated to one or more directors and officers of the corporation, to the custodian or depository of the corporation assets, or to another agent appointed for such purpose. Any determination by the directors or their delegates shall be binding on all parties concerned. n
     The time and manner of such determination shall be prescribed by the directors by resolution and the directors also shall have the right to declare a suspension of such determination for good cause at any time.

E. Compliance with Investment Company Act of 1940.

     Notwithstanding any of the foregoing provisions of these Articles, the Board of Directors may prescribe, in its absolute discretion, such bases and times for determining the per share net asset value of the corporation's shares as it shall deem necessary or desirable to enable the corporation to comply with any provision of the Investment Company Act of 1940, or any rule or regulation thereunder, including any rule or regulation adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Act of 1934, all as in effect now or as hereafter amended or added.

F. Stock Transfer Books.

     The stock transfer books of the corporation shall be deemed to include the corporation's record of unissued shares and fractional shares which have been fully paid for but have not bee issued.

G. Voting List.

     A voting list of the shareholders entitled to vote at a meeting of the shareholders or any adjournment thereof need not be made available as required by Revised Code of Washington Annotated, Section 23A.08.280, unless a shareholder shall make written request therefor.

                                   ARTICLE IV

                                AUTHORIZED SHARES

     The aggregate number of shares which the corporation shall have authority to issue is Five Million (5,000,000) shares of capital stock, and the par value of each of such shares shall be One Cent (1 cent) per share.

                                    ARTICLE V

                            COMMENCEMENT OF BUSINESS

     The corporation shall not commence business until it shall have received consideration having a value of at least Five Hundred dollars ($500.00) for the issuance of its shares.

                                   ARTICLE VI

                         DESIGNATION OF REGISTERED AGENT
                              AND REGISTERED OFFICE

               The registered office of the corporation shall be:

                        402 Spokane and Eastern Building
                            Spokane, Washington 99201

     and the registered agent of this corporation shall be Wm. G. Papesh, his address being the same as that of the registered office of this corporation.

                                   ARTICLE VII

                          INDEMNIFICATION OF DIRECTORS

     The corporation shall have the power to indemnify any directors, officer or former directors or officers of the corporation, or any person who may have served at the corporation's request as a director or officer of another corporation, against expenses actually and reasonably incurred by such person in connection with the defense of any action, suit or proceeding, civil or criminal, in which he becomes a party by reason of being of having been such director or officer, to the full extent permitted by the laws of the State of Washington, as such laws at any time may be in force and effect, provided however, that this indemnification provision shall not protect or purport to protect any director or officer of the corporation against any liability to the corporation or to the shareholders to which he otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or wreckless disregard of the duties involved in the conduct of his office.

                                  ARTICLE VIII

                        DESIGNATION OF INVESTMENT ADVISOR
                                 AND DISTRIBUTOR

     The Board of Directors, at any time and from time to time, may contract for management services with Composite Research & Management Co., a Washington corporation, or with such other association, corporation or firm as the Board of Directors may deem desirable, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws of this corporation as from time to time amended; and any such contract may contain such other terms interpretative of or in addition to said requirements and restrictions as the Board of Directors may determine. The Board of Directors also, at any time and from time to time by contract may appoint Murphey Favre, Inc. or any other corporation, firm or association as distributor for the capital stock of this corporation, and may contract with any such corporation for other shareholder services, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws of the corporation as from time to time amended; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Board of Directors may determine. The fact that any or all of the directors and officers of this corporation are also shareholders, directors or officers of Composite Research & Management Co., or Murphey Favre, Inc., or may be shareholders, trustees, directors or officers of some other corporation, firm or association with which such a management contract or distributor's contract may hereafter be made, shall not affect the validity of any such contract or disqualify any officer or director of this corporation from voting upon or executing the same or create any liability or accountability based on adverse interest in connection with any such contract, provided that any such interest be disclosed to the directors prior to their action thereon, and provided further that a majority of the Board of Directors voting in favor of the action shall have no such interest, and provided further that the approval shall be in conformance with the requirements of the Investment Company Act of 1940 as amended, or similar act, and the rules and regulations promulgated in connection therewith.

                                   ARTICLE IX

                                    DIRECTORS

     The management of the corporation shall be vested in a Board of Directors, which Board shall not be less than three in number and the qualifications, compensation, terms of office, manner of election, time and place of meeting, powers and duties of the directors shall be such as are prescribed by the Bylaws of this corporation. The authority to make Bylaws for the corporation is expressly vested in the Board of Directors of this corporation, and said Board may adopt, alter, amend or repeal such Bylaws and provisions for the regulation and management of the affairs of the corporation as shall be consistent with the laws of the State of Washington and these Articles of Incorporation.
     The names and post office addresses of the directors who shall first manage the affairs of this corporation are as follows:

                   Name                        Address

                   Leland J. Sahlin            Fourth Floor
                                               Spokane and Eastern Building
                                               Spokane, WA  99201

                   Leonard H. Aspinwall        Fourth Floor
                                               Spokane and Eastern Building
                                               Spokane, WA  99201

                   Noel H. Thompson            Paulsen Building
                                               Spokane, WA  99201

     Each of said directors shall hold office until the first annual meeting of shareholders of the corporation or until his successor has been elected and qualified in the manner prescribed by law.

                                    ARTICLE X

                         RESERVATION OF AMENDMENT POWERS

     The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

                                   ARTICLE XI

                                TERM OF EXISTENCE

                 The corporation shall have perpetual existence.

                                   ARTICLE XII

                                  INCORPORATOR

     WM. G. PAPESH shall be the incorporator of this corporation.

     IN WITNESS WHEREOF, the incorporator has hereunto set his hand this 15 day of September, 1976.
                                       -----------------------------
                                       WM. G. PAPESH
                                       402 Spokane and Eastern Bldg
                                       Spokane, Washington 99201

    STATE OF WASHINGTON)
                                                  ) ss.
    County of Spokane               )

     I, the undersigned, a Notary Public in and for the above-named County and State, do hereby certify that on the 15 day of September, 1976, personally appeared before me WM. G. PAPESH, to me known to be the individual and incorporator described in and who executed the foregoing instrument, and acknowledged that he signed and sealed the same as his free and voluntary act and deed for the uses and purposes therein mentioned.
    GIVEN under my hand and official seal the day and year last above written.

                                         B.L. Brooks
                                         Notary Public in and for the State
                                         of Washington, residing at Spokane

                              ARTICLES OF AMENDMENT
                                       OF
                      COMPOSITE TAX-EXEMPT BOND FUND, INC.

     Articles  of  Amendment  of the  Articles  of  Incorporation  of  COMPOSITE
TAX-EXEMPT BOND FUND, INC. (the "Corporation") are herein executed by the Corporation pursuant to the provisions of RCW 23B.10.060 as follows:

    1.  The name of the Corporation is COMPOSITE TAX-EXEMPT BOND FUND, INC.

    2. The amendment to the Articles of Incorporation of the Corporation is as follows:

                  Article IV of the Articles of Incorporation hereby is amended in its entirety to read as set forth below:

                                   ARTICLE IV

                                AUTHORIZED SHARES

     The total number of shares which the Corporation shall have the authority to issue is five hundred million (500,000,000) shares having a par value of $.0001 per share. The shares shall be classified initially into two classes, consisting of three hundred million (300,000,000) shares of Class A Common Stock and two hundred million (200,000,000) shares of Class B Common Stock. The shares of the Corporation's capital stock issued and outstanding at the effective date of the amendment adding this provision are hereby reclassified as "Class A Common Stock."
     The Board of Directors is authorized to classify or to reclassify, from time to time, any unissued shares of any class of the Corporation, including classes established in separate portfolios, by setting, changing, eliminating or designating specific distinctions and preferences, conversion or other rights, powers, restrictions, limitations as to dividends, and qualifications or terms and conditions of or rights to require redemption of such shares.
     Each holder of record of a share of capital stock of the Corporation shall be entitled to one vote for each share registered in such holder's name, irrespective of the class thereof, and all shares of all classes shall vote together as a single class; provided, however, that (I) as to any matter with respect to which a separate vote of any class or of any classes voting together as a single class is required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, such requirement as to a separate vote by that class or those classes voting together as a single class, as the case may be, shall apply in lieu of a general vote of all classes as described above, (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more classes, voting separately or as a single class, then subject to paragraph (iii) below, the shares of all other classes not entitled to a vote of a separate class or of separate classes voting together as a single class vote as a single class, and
(iii) as to any matter which does not affect the interest of a particular class, such class shall not be entitled to any vote and only holders of shares of the one or more affected classes shall be entitled to vote.
     Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Dividends and distributions of income and capital gains with respect to the Class A Common Stock or the Class B Common Stock, and any other class hereafter created may vary among the classes to reflect differing allocations of expenses of the Corporation among the holders of the various classes and any resultant differences among the net asset value of the various classes of Common Stock to such extent and for such purposes as the Board of Directors may deem necessary or appropriate.

    3. The date of the adoption of the amendment by the Corporation is December 21, 1993.

    4.  The amendment was adopted by (check one of the following statements):

    (   ) The incorporators.  Shareholder action was not required.
    (   ) The board of directors.  Shareholder action was not required.
    (X) Duly approved shareholder action in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

    5.  These Articles of Amendment shall be effective upon filing.

    DATE:  February 7, 1994.

                            COMPOSITE TAX-EXEMPT
                            BOND FUND, INC.
                            By /s/
                              ------------------------------
                              William G. Papesh, President

    STATE OF WASHINGTON )
                                                   ) ss.
    County of Spokane                )

     I certify that I know or have satisfactory evidence that William G. Papesh is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President of COMPOSITE TAX-EXEMPT BOND FUND, INC. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

    Dated:  February 7, 1994
                         /s/
                         ---------------------------------
                         Name:  Lawrence R. Small
                         Notary Public in and for the State of Washington, residing at Spokane
                         My commission expires:  9/26/95